UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 22, 2019
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 22, 2019, Pilgrim’s Pride Corporation (the “Company”) announced that William W. Lovette will be retiring from his positions as President and Chief Executive Officer and as a member of the Board of Directors effective March 22, 2019 (the “Transition Date”). Mr. Lovette’s retirement is not the result of any disagreement with the Company regarding its operations, policies or practices. Mr. Lovette will remain employed with the Company as a senior advisor to the Board of Directors.
In connection with Mr. Lovette’s new role as senior advisor, the Company and Mr. Lovette entered into a transition agreement, dated March 22, 2019 (“Transition Agreement”). Under the Transition Agreement, and consistent with his former employment agreement, Mr. Lovette will receive cash compensation in an amount equal to $15 million, payable as $25,000 monthly on regular payroll installments during the term and two equal installments of $7.3 million on each of July 31, 2019 and July 31, 2020. The payments are subject to Mr. Lovette’s continued employment with the Company and compliance with the restrictive covenants in the Transition Agreement. Mr. Lovette will also forfeit his right to all unvested cash and equity awards from the Company as of the Transition Date. Mr. Lovette is also subject to confidentiality, non-disparagement, non-competition, non-solicitation and non-recruitment covenants under the Transition Agreement. Mr. Lovette’s employment with the Company under the Transition Agreement will terminate on July 31, 2020, unless it is otherwise earlier terminated by death, disability, resignation or notice of termination by the Company.
On March 22, 2019, the Company announced that Jayson Penn will succeed Mr. Lovette as Chief Executive Officer, effective as of March 22, 2019. Mr. Penn joined the Company in March 2011 as Senior Vice President of the Commercial Business Group, bringing more than 30 years of experience in the poultry industry, and was later promoted to Executive Vice President of Sales & Operations. He is currently serving as President of Pilgrim’s USA. The terms of Mr. Penn’s employment relating to his compensation as Chief Executive Officer of the Company have not yet been determined.
Mr. Penn has no family relationships with any director or executive officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Penn that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. A copy of the press release issued by the Company announcing Mr. Penn’s selection is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1 Press Release, dated March 22, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	March 22, 2019	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer